SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2018

EnviroStar, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-14757	11-2014231
(Commission File Number)	(IRS Employer Identification No.)

290 N.E. 68 Street, Miami, Florida 33138

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (305) 754-4551

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 2, 2018, EnviroStar, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A. (“Bank of America”), as Administrative Agent, Swingline Lender and L/C Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and U.S. Bank National Association (“U.S. Bank”), as Joint Lead Arrangers, Merrill Lynch, as Sole Bookrunner, and other lender parties thereto, whereby the lenders agreed to make available to the Company a five-year revolving credit facility in the maximum aggregate principal amount of up to $100 million, with an accordion feature to increase the revolving credit facility by up to $40 million for a total of $140 million. A portion of the revolving credit facility is available for swingline loans of up to a sublimit of $5 million and for the issuance of standby letters of credit up to a sublimit of $10 million.

The Credit Agreement replaces the Company’s existing Credit Agreement, October 7, 2016, by and between the Company and Wells Fargo Bank, National Association, as amended (the “Prior Credit Agreement”). The Prior Credit Agreement was terminated effective November 2, 2018.

The obligations of the Company under the Credit Agreement are secured by substantially all of the assets of the Company and certain of its subsidiaries. The payment and performance of all indebtedness and other obligations of Company to the lenders is guaranteed jointly and severally by certain of the Company’s subsidiaries.

The Credit Agreement is intended to provide funds (i) to finance Permitted Acquisitions (as defined in the Credit Agreement), (ii) for capital expenditures, (iii) to refinance the indebtedness under the Prior Credit Agreement, (iv) to make certain Restricted Payments (as defined in the Credit Agreement), and (v) for working capital and other general corporate purposes.

Borrowings (other than swingline loans) under the Credit Agreement bear interest, at a rate based on (a) LIBOR plus a margin that ranges between 1.25% and 1.75% depending on the Company’s consolidated leverage ratio, which is a ratio of consolidated funded indebtedness to consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) (the “Consolidated Leverage Ratio”) or (b) the highest of (i) prime, (ii) the federal funds rate plus 50 basis points, and (iii) the one month LIBOR rate plus 100 basis points (such highest rate, the “Base Rate”), plus a margin that ranges between 0.25% and 0.75% depending on the Consolidated Leverage Ratio. Swingline loans in U.S. dollars bear interest calculated at the Base Rate plus a margin that ranges between 0.25% and 0.75% depending on the Consolidated Leverage Ratio. Loans outstanding under the Credit Agreement may be prepaid at any time in whole or in part without premium or penalty, other than customary LIBOR breakage costs, if any, subject to the terms and conditions contained in the Credit Agreement. The Credit Agreement terminates and any outstanding loans under it mature on November 2, 2023.

Interest due under the revolving credit facility (other than a swingline loan) must be paid quarterly for borrowings with an interest rate determined with reference to the Base Rate. Interest must be paid on the last day of the interest period selected by the Company for borrowings determined with reference to LIBOR; provided that for interest periods of longer than three months, interest is required to be paid every three months.

The obligations of the Company under the Credit Agreement may be accelerated upon the occurrence of an event of default under the Credit Agreement, which includes customary events of default, including payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, bankruptcy and insolvency related defaults, cross defaults to material indebtedness, defaults relating to such matters as ERISA and judgments, and a change of control default.

The Credit Agreement contains negative covenants applicable to the Company and its subsidiaries, including financial covenants requiring the Company to comply with maximum leverage ratios and minimum interest coverage ratios, as well as restrictions on liens, investments, indebtedness, fundamental changes, acquisitions, dispositions of property, making specified restricted payments (including cash dividends and stock repurchases that would result in the Company exceeding an agreed to Consolidated Leverage Ratio), transactions with affiliates, and other restrictive covenants.

In connection with the Credit Agreement, the Company agreed to pay a commitment fee on the revolving loan commitment calculated as a percentage of the unused amount of the revolving loan commitment at a per annum rate of up to 0.150% (based on the Consolidated Leverage Ratio). To the extent there are letters of credit outstanding under the Credit Agreement, the Company will pay letter of credit fees plus a fronting fee and additional charges. The Company agreed to pay Bank of America (i) for its own account, an upfront fee, (ii) for the account of each of the other lenders, an upfront fee, and (iii) for its own account, an annual agency fee.

The description of the Credit Agreement does not purport to be complete and is subject to, and qualified in their entirety by reference to, the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On November 2, 2018, the Company terminated the Prior Credit Agreement and related agreements thereto. In connection with such termination, the Company repaid all outstanding loans and unpaid interest accrued thereon under the Prior Credit Agreement through the date of termination.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Wells Fargo and its affiliates have provided and may continue to provide investment banking, commercial banking, financial services, or other services to the Company and its affiliates. For these services, the Company paid, and in the future may pay, Wells Fargo and its affiliates customary fees and commissions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On November 5, 2018, the Company announced that it had entered into the Credit Agreement. A copy of the press release making this announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Credit Agreement, dated as of November 2, 2018, by and among with EnviroStar, Inc., as Borrower, certain subsidiaries of EnviroStar, Inc. party thereto, as Guarantors, Bank of America, N.A, as Administrative Agent, Swingline Lender and L/C Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bank National Association, as Joint Lead Arrangers, Merrill Lynch Pierce, Fenner & Smith Incorporated, as Sole Bookrunner, and other lender parties thereto.

99.1	Press Release dated November 5, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnviroStar, Inc.

Date:	November 7, 2018	By:	/s/ Robert H. Lazar
Robert H. Lazar
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of November 2, 2018, by and among with EnviroStar, Inc., as Borrower, certain subsidiaries of EnviroStar, Inc. party thereto, as Guarantors, Bank of America, N.A, as Administrative Agent, Swingline Lender and L/C Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bank National Association, as Joint Lead Arrangers, Merrill Lynch Pierce, Fenner & Smith Incorporated, as Sole Bookrunner, and other lender parties thereto

99.1	Press Release dated November 5, 2018